EXHIBIT 10.17.5.

AMENDMENT NO. 5 TO THE
MONSANTO COMPANY ERISA PARITY SAVINGS AND INVESTMENT PLAN
(As amended and Restated as of December 31, 2008
and Subsequently Amended through June 11, 2012)

WHEREAS, Monsanto Company, a Delaware corporation (the “Company”), maintains the Monsanto Company ERISA Parity Savings and Investment Plan (as amended and restated as of December 31, 2008 and subsequently amended through June 11, 2012) (the “Plan”) for the benefit of its eligible employees;

WHEREAS, the Plan was subsequently amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, and Amendment No. 4;

WHEREAS, pursuant to Section 10 of the Plan, the Company, acting through the Internal People Committee or its delegate reserved the right to amend the Plan from time to time;

WHEREAS, the Company desires to amend Section 3.1 (n) of the Plan to reflect the employer incentive opportunity level applicable to employees of The Climate Corporation as a condition to participation in the Plan.

NOW THEREFORE, effective September 1, 2015, the Plan is amended as follows:

1.    The following language is added to the end of Section 3.l (n):

“Effective September 1, 2015, the term "Eligible Employee" shall mean (a) a SIP Participant whose Employer incentive opportunity level is M04 or above, or in the case of an employee of The Climate Corporation, whose Employer incentive oppo1tunity level is MC04 or above, and who has elected to participate in this Plan and (b) any SIP Participant (i) who does not have an Employer incentive opportunity level of M04 or MC04, as the case may be, or above or (ii) who does have an Employer incentive opportunity level of M04 or MC04, as the case may be, or above but has not elected to participate in the Plan, but, in the case of (i) and (ii) above, only if such SIP Participant (A) becomes Disabled, (B) was hired on or after July 8, 2012, and (C) was receiving a level of compensation immediately prior to becoming Disabled that equaled or exceeded the dollar threshold used under Section 414(q) of the Code to define a "highly compensated employee." An individual who becomes an Eligible Employee pursuant to (b) above, shall not be eligible to make Employee Excess Contributions to the Plan but shall only be considered an Eligible Employee for purposes of receiving an allocation of Employer Excess Contributions described in 3.1(q)(iii) that are based upon the Employer Core Contribution under the SIP Plan and shall not be eligible to receive any other Employer Excess Contributions under this Plan.”

2.    Except as otherwise expressly set forth in this Amendment No. 5 to the Monsanto Company ERISA Parity Savings and Investment Plan, all other provisions of the Plan will remain in full force and effect.